EXHIBIT 1(IV) UNDER FORM N-1A
                                            EXHIBIT 3(I) UNDER ITEM 601/REG. S-K

                               111 CORCORAN FUNDS

                                 Amendment No. 3
                                       to
                              DECLARATION OF TRUST
                             dated December 11, 1991



     THIS Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

     "Section 5.  Establishment and Designation of Series or Class.

          Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the initial series shall be, and are established and designated as:

                    111 Corcoran Bond Fund
                    111 Corcoran Equity Fund
                    111 Corcoran North Carolina Municipal Securities Fund"

     The undersigned Assistant Secretary of 111 Corcoran Funds hereby certifies that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 25th day of August, 1994.

     WITNESS the due execution hereof this 25th day of August, 1994.



                                                /s/C. Grant Anderson
                                                C. Grant Anderson
                                                Assistant Secretary